Exhibit 99.1

Feb 14, 2018

Vaxart, Inc. Closes Merger with Aviragen Therapeutics, Inc.

Vaxart, Inc. Closes Merger with Aviragen Therapeutics, Inc.

Combined Company Renamed Vaxart, Inc. and Will Begin Trading

Under New Symbol NASDAQ: VXRT

SOUTH SAN FRANCISCO, CA and ATLANTA, Feb. 13, 2018 — Vaxart, Inc. (NASDAQ: VXRT) today announced the completion of its merger with Aviragen Therapeutics, Inc. In connection with the merger, Aviragen Therapeutics, Inc. changed its name to Vaxart, Inc. and effected a 1-for-11 reverse split of its common stock. The combined company will commence trading on a post-reverse split basis effective at the opening of the market on February 14, 2018 on Nasdaq under the symbol “VXRT.”

“We are very pleased to complete this merger, which marks a significant milestone for Vaxart,” said Wouter Latour, M.D., president and chief executive officer of Vaxart. “The merger provides us with the necessary funding to support operations and enables us to advance the development of our pipeline of proprietary oral vaccines and direct-acting antivirals. We expect to have several value-creating events this year, including a data readout from the Phase 2 study of BTA074, which we acquired in the merger, and the start of a Phase 2 norovirus challenge study.”

Stifel Financial Corp. acted as financial advisor to Aviragen on the merger. Dechert LLP acted as legal counsel to Aviragen. Cooley LLP acted as legal counsel to Vaxart.

About Vaxart

Vaxart is a clinical-stage company focused on developing oral recombinant protein vaccines based on its proprietary oral vaccine platform and direct-acting antivirals to treat infections that have limited therapeutic options. Vaxart’s oral vaccines are designed to generate broad and durable immune responses that protect against a wide range of infectious diseases and may be useful for the treatment of chronic viral infections and cancer. Vaxart’s oral vaccines are administered using a convenient room temperature-stable tablet, rather than by injection. Vaxart believes that tablet vaccines are easier to distribute and administer than injectable vaccines, and have the potential to significantly increase vaccination rates. Vaxart’s development programs include oral tablet vaccines that are designed to protect against norovirus, seasonal influenza and respiratory syncytial virus (RSV), as well as a therapeutic vaccine for human papillomavirus (HPV). Through the merger, Vaxart also acquired antiviral drug candidates, including teslexivir (BTA074), an antiviral treatment for condyloma caused by HPV types 6 and 11. For more information, please visit www.vaxart.com.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, prospects, plans and objectives, intentions, beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as “expect,” “may,” “will” and other words and terms of similar meaning. Examples of such statements include, but are not limited to, statements relating to the availability of cash for Vaxart’s future operations and Vaxart’s ability to develop its pipeline of proprietary oral vaccines and direct-acting virals, as well as the anticipated timing of value creating events. Vaxart may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Vaxart makes, that Vaxart’s product candidates may not be approved by the FDA or non-U.S. regulatory authorities; that, even if approved by the FDA or non-U.S. regulatory authorities, Vaxart’s product candidates may not achieve broad market acceptance; and the risks described in the “Risk Factors” sections of the Registration Statement on Form S-4 (file no. 333-222009) and of Vaxart’s periodic reports filed with the SEC. Vaxart does not assume any obligation to update any forward-looking statements, except as required by law.

CONTACT:

Katie Hogan

W2O

415-658-9745

khogan@wcgworld.com

Emery Dora

Vaxart, Inc.

650-550-3514

edora@vaxart.com